EXHIBIT 10.18
                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement") is entered into as of the 19th day of June, 2000 (the "Closing Date"), by and between Alfa Centura Holdings NV, a Netherlands Antilles corporation (the "Seller") and IVAX Corporation, a Florida corporation (the "Buyer").

                             Preliminary Statements

         WHEREAS, Seller owns all of the issued and outstanding shares of Common Stock (the "Common Stock") of Kilburn B.V., a Netherlands corporation (the "Company");

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the shares of Common Stock owned by Seller (the "Shares") upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the terms, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

         "Affiliate" means any Person which controls, is controlled by or is under common control with the Company. Except as otherwise indicated, "control" means the direct or indirect ownership of fifty percent (50%) or more of the voting or income interest in such Person, or such other relationship as, in fact, constitutes actual control.

         "Assignment Agreement" means the Assignment and Guarantee Agreement, dated as of the Closing Date, by and between the Buyer and the Seller whereby the Seller assigns all of its all of its right, title and interest under Indemnification Agreement, dated as of the Closing Date, by and among Laboratorios LAFAR, C.A., a Venezuelan corporation, Roberto Prego Novo, Oly Prego, Roberto Prego Pineda, and Carmen Eugenia Prego Pineda and to guarantee the obligations due thereunder.

         "Escrow Agreement" means the Escrow Agreement, dated as of the Closing Date, by and among the Seller, the Buyer and Akerman, Senterfitt & Eidson, P.A. as escrow agent.

         "GAAP" means the U.S. Generally Accepted Accounting Principles.

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         "Intellectual Property" means any or all of the following owned, used or controlled by the Company or its subsidiaries: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets and confidential business information (including databases, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (e) all computer programs and software (including data and source and object codes and related documentation); (f) all other property rights and all licenses and sublicenses granted by or to the Company or its subsidiaries that relate to any of the foregoing; and (g) all copies and tangible embodiments thereof (in whatever form or medium).

         "Investment" means, with respect to any Person, advances, loans or extensions of credit to any other Person, any purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships, joint ventures or other similar arrangements with any Person.

         "Liabilities" means any liabilities, claims, obligations or indebtedness of any nature whatsoever (whether accrued, absolute, contingent or otherwise).

         "Liens" means any liens, claims, charges, rights, pledges, security interests, mortgages, options, title defects or other encumbrances, restrictions or limitations of any nature whatsoever.

         "Person" means any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

         "Securities" means the common stock of Buyer, par value $.10 per share.

         "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Taxes" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax or governmental charge, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be)

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a member of any affiliated group (or being included (or required to be included)
in any tax return relating thereto).

         "Working Capital" means the current assets minus the current liabilities, as reflected on the balance sheet of the Company, calculated in accordance with GAAP.

                                   ARTICLE II

                  PURCHASE AND SALE OF SHARES; PURCHASE PRICE

         2.1 Purchase and Sale of Shares. Subject to the terms and conditions set forth herein, Seller hereby sells, assigns, transfers and delivers to Buyer and Buyer hereby purchases from Seller all of Seller's right, title and interest in and to the Shares, free and clear of all Liens.

        2.2 Purchase Price. In consideration of the sale, assignment, transfer and delivery of the Shares by Seller to Buyer, Buyer hereby pays the purchase price of Thirty Million United States Dollars (US$30,000,000) (the "Purchase Price") by delivery to (i) the Seller of a number of Securities equal to Twenty-Two Million United States Dollars (US$22,000,000) (the "Exchange Securities") divided by the average of the closing prices per share of the Securities, as reported by Bloomberg, for the 5 trading days immediately preceding the Closing Date (the "Average Price"), (ii) the Seller of Four Million Five Hundred Thousand United States Dollars (US$4,500,000) in immediately available funds, and (iii) Akerman Senterfitt & Eidson, P.A., as escrow agent, (the "Escrow Agent") of a number of Exchange Securities (the "Escrow Property") equal to Three Million Five Hundred Thousand United States Dollars (US$3,500,000) divided by the Average Price to be held in escrow for security of the obligations due hereunder and under the Assignment Agreement pursuant to the terms of the Escrow Agreement.

         2.3 Fractional Shares. In lieu of fractional shares, Buyer shall deliver to Seller cash or a company check in the amount of the fractional share otherwise issuable to the Seller multiplied by the Average Price.

                                   ARTICLE III

                                     CLOSING

         3.1 Closing Date. The Closing Date is the day of execution of this Agreement.

         3.2. Deliveries of the Seller and the Company. The Seller and the Company hereby deliver the following to the Buyer:

         (a) stock certificates representing all of the Shares, duly endorsed or accompanied by duly executed instruments of transfer; as provided by the Laws of The Netherlands;

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         (b)      resignations, dated as of the Closing Date, of all directors of the Company;

         (c) an opinion of Adele P. Van der Pluijm-Vrede, Netherlands Antilles counsel to the Seller, in the form of Schedule 3.2(c);

         (d) an opinion of Wouters Advocaten & Notarissen Dutch counsel to the Seller and the Company, in the form of Schedule 3.2(d); and

         (e)      an executed copy of the Escrow Agreement.

         3.3. Deliveries of the Buyer. The Buyer will deliver to the Seller within ten (10) business days after the Closing Date the Purchase Price for the Shares as established in Section 2.2.

         3.4. Preparation of Closing Balance Sheet. Within sixty (60) days of the Closing, the Buyer shall prepare, in accordance with GAAP, (i) a closing balance sheet of the Company, on a consolidated basis, as of the Closing Date (the "Closing Balance Sheet") and (ii) a calculation of the Working Capital of the Company, on a consolidated basis, as of the Closing Date and shall deliver such documents to the Seller. If the aggregate amount of Working Capital as of the Closing Date is less than $12,000,000 or if aggregate amount of cash is less than $6,976,000, then, subject to Section 3.5, commencing ten (10) business days after delivery of the Closing Balance Sheet, the aggregate Purchase Price shall be adjusted downward dollar-for-dollar in the amount of the greater of (i) $6,976,000 minus the aggregate amount of cash reflected on the Closing Balance Sheet and (ii) $12,000,000 minus the aggregate amount of Working Capital reflected on the Closing Balance Sheet (the "Working Capital Deficiency" and the Seller shall pay to Buyer by wire transfer of immediately available funds an amount equal to the Working Capital Deficiency. At its option, and at any time of from time to time after the determination of any Working Capital Deficiency, Buyer shall be entitled to recover from the Escrow Property pursuant to the terms of the Escrow Agreement all or any portion of the Working Capital Deficiency not theretofore paid by the Seller.

         3.5. Disputes. Notwithstanding anything in this Article 3 to the contrary, if there is any Working Capital Deficiency and the Seller disputes any item contained on the Closing Date Balance Sheet, then the Seller shall notify Buyer in writing of each disputed item (collectively, the "Disputed Amounts") and specify the amount thereof in dispute within ten (10) business days after the delivery of the Closing Date Balance Sheet. If Buyer and Seller cannot resolve any such dispute, then such dispute shall be resolved by an independent nationally recognized accounting firm which is reasonably acceptable to the Buyer and the Seller (the "Independent Accounting Firm"). The determination of the Independent Accounting Firm shall be made as promptly as practicable and shall be final and binding on the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated between the Buyer and the Seller so that the Seller's aggregate share of such costs shall bear the same proportion to the total costs that the Disputed Amounts unsuccessfully contested by the Seller (as finally determined by the Independent Accounting Firm) bear to the total of the Disputed Amounts so submitted to the Independent Accounting Firm. Pending resolution of any such dispute by the Independent Accounting Firm, no such Disputed

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Amount shall be due to Buyer. Once any such Disputed Amount is finally determined to be due to Buyer, Buyer may proceed to recover such amount in the manner set forth in Section 3.4.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer makes the representations and warranties set forth below to Seller as of the date of this Agreement.

         4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Buyer has all requisite right, power and authority to execute, deliver and perform this Agreement.

         4.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on part of Buyer. This Agreement has been duly executed and delivered by Buyer, and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

         4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby (a) do not and will not violate or conflict with any provision of law or regulation, or any rule, ruling, interpretation, writ, order, judgment or decree of any court or governmental or regulatory authority, or any provision of Buyer's Articles of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any Lien upon any property or assets of Buyer pursuant to any material instrument or agreement to which Buyer is a party or by which Buyer or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing Date.

         4.4 Registration Statement. The Exchange Securities will be issued pursuant to Buyer's Registration Statement on Form S-4, No. 33-60847 (the "Registration Statement"). Buyer has delivered to the Seller a copy of the prospectus, dated January 19, 2000, included in the Registration Statement, and has made available to the Seller a true and complete copy of all documents incorporated by reference therein. As of the respective dates they were filed with the Commission, none of such documents (including the Registration Statement) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Buyer has filed, and will timely file, all requisite amendments to the Registration Statement which may be required through the Closing Date and will promptly provide the Seller with a copy of any such amendments.

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         4.5 Validity of Exchange Securities; Listing. When issued and delivered in accordance with this Agreement, the Exchange Securities shall be duly and validly authorized, issued and outstanding, fully paid and non-assessable, shall not have been issued in violation of the preemptive rights of any Person, and shall be registered under the Securities Act and listed for trading on the American Stock Exchange.

         4.6 Brokers. Buyer has not employed any financial advisor, broker or finder and has not incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement which would be payable by Seller.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller makes the representations and warranties set forth below to Buyer as of the date of this Agreement.

         5.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of The Netherlands. The Company is duly qualified to transact business in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification; each jurisdiction in which the Company is so qualified and each location where the Company has an office or place of business is listed on
Schedule 5.1. The Company has all requisite right, power and authority to own or lease and operate its properties, and to conduct its business as presently conducted.

         5.2 Capacity; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands Antilles. Seller has the capacity and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement and all other documents to be executed and delivered by the Seller and the Company pursuant to this Agreement have been duly executed and delivered by the Seller and the Company, and constitute the legal, valid and binding obligations of the Seller and the Company, enforceable against the Seller and the Company in accordance with their terms.

         5.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by the Seller and the Company and the consummation of the transactions contemplated hereby (a) do not and will not violate or conflict with any provision of law or regulation, or any rule, ruling, interpretation, writ, order, judgment or decree of any court or governmental or regulatory authority, or any provision of the Articles of Incorporation or Bylaws of the Company or its subsidiaries; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, or cause the

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acceleration of performance or the termination for change of control or give the right of termination for change of control or require any consent under, or result in the creation of any Lien upon any property or assets of Seller (including, without limitation, the Shares), the Company or its subsidiaries pursuant to any instrument or agreement to which Seller, the Company or its subsidiaries is a party or by which Seller, the Company or its subsidiaries or any of their respective properties may be bound or affected.

         5.4 Consent of Governmental Authorities. No consent, approval or authorization of, or registration, qualification or filing with any governmental or regulatory authority of The Netherlands, Netherlands Antilles or Venezuela, is required to be made by Seller, the Company or its subsidiaries in connection with the execution, delivery or performance of this Agreement by Seller or the Company, or the consummation by Seller or the Company of the transactions contemplated hereby.

         5.5 Brokers. Seller has not employed any financial advisor, broker or finder and has not incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement which would be payable by Buyer.

         5.6 Corporate Records. The stock records and minute books of the Company and the Subsidiaries (true, correct and complete copies of which Seller has heretofore provided to Seller or its Assignee) fully reflect all issuances, transfers and redemptions of the Company's Common Stock and each of the Subsidiaries common stock, correctly show the total number of shares of the Company's Common Stock and each of the Subsidiary's common stock issued and outstanding on the date hereof, contain true, correct and complete copies of the Company's and each of the Subsidiary's Articles of Incorporation and Bylaws or other similar organization documents, in each case as amended and currently in force. Such minute books also contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of the Company and each of the Subsidiaries from their respective dates of incorporation to the date hereof All matters requiring the authorization or approval of the board of directors, a committee of the board of directors, the incorporators, or the shareholders of the Company and each of the Subsidiaries have been duly and validly authorized and approved by them.

         5.7 Capitalization. The authorized capital stock of the Company consists of two hundred (200) shares of Common Stock, of which forty (40) shares are issued and outstanding. No class of equity securities of the Company exists other than the Common Stock. All voting rights with respect to the Company are vested solely in the Common Stock. The Company has no treasury shares. All outstanding shares of the Company's Common Stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Company from its date of incorporation to the date hereof were issued in violation of the securities laws of any jurisdiction or the preemptive rights of any Person. There are no dividends which have accrued or been declared but are unpaid on the Common Stock of the Company. All Taxes of any nature or kind required to be paid in connection with the issuance and any transfers of the Company's Common Stock have been paid. All authorizations required to be obtained from or registrations required to be effected with any

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Person in connection with the issuances of securities of the Company from the date of its incorporation to the date hereof have been obtained or effected and all securities of the Company have been issued and are held in accordance with the provisions of all applicable securities and other laws. The Shares constitute one hundred percent (100%) of the issued and outstanding capital stock of the Company and are legally and beneficially owned in their entirety by Seller.

         5.8 Rights, Warrants, Options. There are no outstanding (a) securities or instruments convertible into or exercisable for any of the Common Stock or other equity interests of the Company; (b) options, warrants, subscriptions or other rights to acquire Common Stock or other equity interests of the Company;
(c) debt securities with any voting rights or convertible into securities with voting rights; or (d) commitments, agreements or understandings of any kind, including, without limitation, shareholders' agreement, rights of first refusal, voting agreements, voting trusts, registration rights agreements, preemptive rights, employee benefit arrangements or other similar agreements, relating to any Common Stock or other equity interests of the Company, or the issuance or repurchase by the Company of (1) any Common Stock or other equity interests of the Company or (2) an such securities or instruments convertible into or exercisable for Common Stock or other equity interests of the Company. The Company has not outstanding stock appreciation , phantom stock rights or any similar rights.

         5.9 Title to Shares. Seller is the record and beneficial owners of the Shares and owns the Shares free and clear of any Liens, including, without limitation, claims or rights under any voting trust agreements, shareholder agreements or other agreements. At the Closing, Seller transfers and conveys, and Buyer acquires, good and valid title to the Shares, free and clear of all Liens, encumbrances, pledges, security interests and claims whatsoever.

         5.10 Investments. Except as set forth on Schedule 5.10, the Company has no Investments.

         5.11 No operations. Since its incorporation, the Company has not engaged in any operations, bought or sold any assets, incurred any Liabilities, entered into any agreements or otherwise engaged in any business activities.

         5.12 Absence of Undisclosed Liabilities. The Company has no Liabilities or any unrealized or anticipated losses, and there is no basis for assertion against the Company of any such Liability or loss.

         5.13 Working Capital. As of the Closing Date, the Company and its subsidiaries will have Working Capital in the amount of at least Twelve Million United States Dollars (US$12,000,000), of which at least Six Million Nine Hundred Seventy-Six Thousand United States Dollars (US$6,976,000) must be in cash.

         5.14 Bank Accounts; Powers of Attorney. The Company has no bank accounts. Schedule 5.14 is a complete and accurate list of the names of all persons, if any, holding powers of attorney from the Company.

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         5.15 Tax Matters. Seller has delivered to Buyer true, correct and complete copies of each of the tax returns filed by the Company since 1995. All tax returns and other documents required to be filed with respect to the Company, its business, operations or assets or the Shares have been timely filed in the manner prescribed by law in all jurisdictions in which such returns and documents are required to be filed. All of the foregoing as filed are true, correct and complete and reflect accurately all Liability for Taxes of any nature or kind of the Company for the periods to which such returns and documents relate, and all amounts shown as owing thereon have been fully paid or adequately disclosed and fully reserved against in the Financial Statements and the books and records of the Company. All Taxes of any nature or kind, if any, collectible or payable by the Company or relating to or chargeable against any of its assets, revenues or income through December 31, 1999, were fully collected and paid by such date or provided for by adequate reserves in the Balance Sheet, and all similar items due through the Closing Date will have been fully paid by that date. No taxing authority has audited the records of the Company or notified the Company of its intention to audit such records in the past five (5) years. No claims or deficiencies have been asserted or are pending against the Company with respect to any Taxes or other governmental charges or levies of any nature or kind which have not been paid or otherwise satisfied or for which accruals or reserves have not been made in the Balance Sheet. There exists no reasonable basis for the making of any such claims, and no such claims have been threatened. No Taxes are owed by the Company relating to its organizational structure. The Company has not waived any restrictions on assessment or collection of Taxes of any nature or kind or consented to the extension of any statute of limitations relating to taxation. Neither the Seller nor the Company has any tax Liability of any nature or kind that could result in any Lien being imposed on the Shares. Seller has paid all Taxes due with respect to the Shares. No tax, assessment, imposition, charge, penalty or interest of any kind will arise, become due or be accelerated that Buyer or the Company will be liable or responsible for payment as a result of the sale of the Shares to Buyer or any of the other transactions contemplated hereby.

         5.16 Compliance with Laws. The Company is in compliance with all applicable laws, rules, regulations, rulings, interpretations, orders and decrees of The Netherlands and any other country where it conducts its business or operations and has not been charged with any alleged violation or nonconformity with local or foreign laws, rules, regulations, rulings, interpretations, orders or decrees.

         5.17 Licenses and Permits. The Company has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all local or foreign governmental or regulatory bodies that are required to be obtained, maintained or made in order to permit the Company to own its assets and to carry on its business as presently conducted (the "Permits"). All such Permits are current and in full force and effect, and, there is no proceeding pending or threatened.

         5.18 Related Parties. Neither Seller nor any director, officer, employee, consultant, agent or attorney of the Company nor any Affiliate of Seller or the Company (individually a "Related Party" and collectively the "Related Parties") nor any Affiliate of any Related Party (a) owns, directly or indirectly, any interest or has made any Investment in any Person which is a competitor, potential competitor, supplier or customer of the Company; (b) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or

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mixed, tangible or intangible (including, but not limited to, any of the
Intellectual Property) which is utilized in the operation of the business of the Company or necessary or desirable to the business of the Company as presently conducted or as contemplated to be conducted; or (c) has an interest or Investment in or is, directly or indirectly, a party to any commitment or other arrangement or relationship (whether or not in writing) pertaining or relating to the business, operations or assets of the Company.

         5.19 Full Disclosure. No representation or warranty of Seller or the Company contained in this Agreement, and none of the statements or information concerning Seller or the Company contained in this Agreement or the exhibits and the schedules hereto, contains any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.20 Financial Statements. Seller has previously delivered to Buyer true and complete copies of (a) the balance sheets of Laboratorios Elmor, S.A. (Caracas) and its subsidiaries ("Elmor") for the fiscal years ended December 31, 1999, 1998, 1997, 1996 and 1995 and the related statements of income, cash flows and changes in shareholders' equity of the Elmor for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 including any related notes, certified by the Company's or independent certified public accountants pursuant to their audit of the financial records of the Elmor, and (b) the balance sheet of Elmor as of May 31, 2000 (the "May 2000 Balance Sheet") and the statements of income, cash flows and changes in shareholders' equity for the five month period ended May 31, 2000, certified by the Seller and the Company's or Subsidiaries' chief financial officer (collectively, the "Financial Statements"). All such financial statements, including the Financial Statements (a) have been prepared in accordance with the books of account and records of Elmor; (b) fairly present, and are, true, correct and complete statements in all material respects of the financial condition and the results of operations of Elmor at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with generally accepted accounting principles consistently applied with prior periods. Elmor has maintained their respective accounting books and supporting documentation for the last 10 years.

         5.21 Guaranties. The Company is not a party to any Guaranty, and no Person is a party to any Guaranty for the benefit of the Company.

         5.22 Investigations; Litigation. There is no pending or threatened investigation, inquiry or hearing by any governmental agency against or adversely and there is no action, demand, suit, proceeding or claim, pending or, threatened, against or affecting the Company or the Seller's ability to execute this Agreement or consummate the actions contemplated hereby. Neither the Company, its Affiliates nor any of their directors, officers, employees or agents, in their respective capacities as such, is a party to any, and there are no pending or threatened, legal, administrative, arbitral or other proceedings, claims, suits, or actions of any nature against the Company or its Affiliates or any of their directors, officers, employees or agents, in their respective capacities as such, or involving any property or assets of the Company or its Affiliates.

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There is no outstanding order, writ, injunction or decree of any court, government or governmental agency against, or affecting the Company or its assets or business.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

         6.1 General Release. Seller hereby unconditionally and irrevocably releases and forever discharges, effective as of the Closing Date, the Company, and its officers, directors, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, relating to the Company which ever existed, now exist, or may hereafter exist, by reason of any tort, breach of contract, violation of law or other act or failure to act which shall have occurred at or prior to the Closing Date, or in relation to any other liabilities of the Company to the Seller. The Seller expressly intends that the foregoing release shall be effective regardless of whether the basis for any claim or right hereby released shall have been known to or anticipated by the Seller.

         6.2 Seller Restrictions on Sale. Seller understands and acknowledges that the Exchange Securities will be registered with the Securities and Exchange Commission ("SEC") under the Securities Act on a Registration Statement on Form S-4. However, Seller further understands and acknowledges that any sale, transfer or disposition by them of any of the Exchange Securities may, under current law, be made only (i) in accordance with the provisions of paragraph (d) of Rule 145 under the Securities Act, (ii) pursuant to an effective registration statement under the Securities Act or (iii) upon receipt by Buyer of an opinion of counsel reasonably acceptable to Buyer, or a "no-action" letter obtained by it from the SEC, to the effect that such sale, transfer or disposition is otherwise exempt from registration under the Securities Act.

         6.3 Confidentiality. Seller and the Company acknowledge that the Intellectual Property and all other confidential or proprietary information with respect to the business and operations of the Company and its subsidiaries is valuable, special and unique. Seller and the Company shall not at any time after the Closing Date disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use, any confidential or proprietary information with respect to the Company or its subsidiaries, whether or not for Seller's or the Company's benefit, without the prior written consent of Buyer. Seller and the Company acknowledge that Buyer would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of the Company and its subsidiaries.

         6.4 Indemnification. The Seller agrees to indemnify and hold harmless Buyer, and its directors, officers, shareholders, employees, agents and subsidiaries and their respective assigns from, against and in respect of, the full amount of any and all Liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (collectively, the

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

"Indemnified Losses") arising from, in connection with, or incident to (i) any breach or violation of any of the Sellers' representations, warranties, covenants or agreements contained in this Agreement; (ii) the business or operations of the Company or Sellers before the Closing Date; (iii) any and all actions, suits, proceedings, demands, assessments or judgments, incidental to any of the foregoing and (iv) any Working Capital Deficiency.

         6.5 Additional Tax Agreements. Seller will file an election via certified mail with the Internal Revenue Service Center, Philadelphia, PA 19255 prior to or at Closing to be a foreign entity with a single owner electing to be disregarded as a separate entity from its date of incorporation on Internal Revenue Service Form 8832 (the "Entity Classification Election"). In addition, prior to or at closing, Seller shall cause its shareholder as sole shareholder of Seller to file Internal Revenue Service Form SS-4 (Application for Employer Identification Number) via certified mail with the Internal Revenue Service Center, Attn: Entity Control, Philadelphia PA 19255. A copy of all the executed Internal Revenue Service Form 8832 and Form SS-4 filing along with a copy of the certified mail receipts is required to be provided to Buyer prior to or at Closing. Furthermore, Seller agrees to provide Buyer with a copy of each of the Internal Revenue Service approvals and/or notifications relating to Entity Classification Election. If Seller has not received approval from the Internal Revenue Service within 120 days of filing the Entity Classification Election, then the Seller is required to contact the Internal Revenue Service to inquire about the status of the Entity Classification Election and notify Buyer of the results of the inquiry regarding such status.

                                  ARTICLE VII

                                 MISCELLANEOUS

         7.1 Notices. Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the names and addresses set forth below (or at such other addresses as shall be specified by the parties by like notice).

                If to Seller, then to:

                Alfa Centura Holdings NV
                24 Kaya Wilson Papa Godett
                Curacao, Netherlands Antilles
                Attn: Vivian Ersilia
                Phone: (5999) 465-8177
                Fax: (5999) 465-7449

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

                If to Buyer, then to:

                IVAX Corporation
                4400 Biscayne Boulevard
                Miami, Florida 33137
                Attn: President
                Phone: (305) 575-6008
                Fax: (305) 575-6016

                With a copy to:

                IVAX Corporation
                4400 Biscayne Boulevard
                Miami, Florida 33137
                Attn: General Counsel
                Phone: (305) 575-6037
                Fax: (305) 575-6049

         Such notices, demands, claims and other communications shall be deemed given when actually received, or (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery, (b) in the case of certified mail, ten (10) days after deposit in the mail, or (c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise.

         7.2 Further Assurances. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Shares and to consummate the transactions contemplated by this Agreement.

         7.3 Entire Agreement. This Agreement and the exhibits and schedules to this Agreement contain every obligation and understanding between the parties relating to the subject matter hereof and merge all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         7.4 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns. No party hereto may assign this Agreement or any rights hereunder, in whole or in part without the written consent of the other party, except that Buyer may assign this Agreement to any of its Affiliates.

         7.5 Waiver. No waiver by any party hereto of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

         7.6 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         7.7 Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

         7.8 Expenses. All expenses (including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees, fees and expenses of accountants) incurred by each party in connection with the transactions contemplated hereby (hereunder referred to as "Expenses") will be borne by the party incurring such Expenses, provided that any Expenses incurred by Seller or the Company prior to the Closing Date shall be borne solely by Seller.

         7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         7.10 Consent to Jurisdiction; Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of Miami-Dade County, Florida. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Miami-Dade County, Florida has been brought in an inconvenient forum.

         7.11 Injunctive Relief. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

         7.12 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida, without giving effect to conflict of law principles.

         7.13 Jurisdiction; Venue. Any suit, action or proceeding against any party with respect to this Agreement or any judgment entered by any court in respect of this Agreement shall be brought in the courts of the State of Florida in Miami-Dade County, Florida, or in the

U.S. District Court for the Southern District of Florida, and the parties hereto accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. In addition, the parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Miami-Dade County, Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Miami-Dade County, Florida was brought in an inconvenient forum.

         7.14 English Version. In the event that this Agreement is translated into a language other than English, the English version of this Agreement shall control all questions of interpretation with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                         Buyer: IVAX Corporation

                                         By: /s/ Neil Flanzraich
                                            --------------------------------
                                         Name: Neil Flanzraich
                                         Title: Vice Chairman and President



                                         SELLER: Alfa Centura Holdings NV

                                         By: /s/ Jose Domingo Paoli
                                            --------------------------------
                                         Name: Jose Domingo Paoli
                                         Title: Attorney-in-Fact

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